SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
             of the Securities Exchange Act of 1934 (Amendment No. )


Filed by the Registrant [ X ] Filed by a Party other than the Registrant [ ]

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[XX]     Definitive Proxy Statement
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[  ]     Soliciting Material Pursuant to Section 240.14a-11(c)
         or Section 240.14a-12


                           SUPERTEL HOSPITALITY, INC.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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                                    NOTICE OF
                                 ANNUAL MEETING
                                 OF STOCKHOLDERS






                                 PROXY STATEMENT







                           SUPERTEL HOSPITALITY, INC.





                              309 North 5th Street
                             Norfolk, Nebraska 68701
                                 (402) 371-2520





                           SUPERTEL HOSPITALITY, INC.

                           SUPERTEL HOSPITALITY, INC.

                              309 North 5th Street
                             Norfolk, Nebraska 68701
                                 (402) 371-2520

                                NOTICE OF MEETING


To Supertel Hospitality, Inc. Stockholders:


     The annual meeting of stockholders of Supertel Hospitality, Inc. will be held on May 2, 1997 at 2:00 p.m. local time, at The Red Lion Inn, 1616 Dodge Street, Omaha, Nebraska 68102.

     We hope you will be able to attend the Annual Stockholders' Meeting. If you do not expect to be present and wish your stock to be voted, please sign, date and mail the enclosed proxy form. If you later decide to attend the meeting, you may withdraw your proxy at that time and vote your shares in person.

         Matters to be considered by the stockholders:

         Item 1.           Election of Directors.

         Item 2.           Approval of the 1997 Stock Plan.

         Item 3. Approval of the appointment of the independent accountants for fiscal year 1997.

     Stockholders of record as of the close of business on March 14, 1997 are eligible to vote at the Annual Stockholders' Meeting.

                                        By order of the Board of Directors



                                        Paul J. Schulte, President and
                                          Chief Executive Officer





March 25, 1997

                                 PROXY STATEMENT

     Annual Meeting of Stockholders to be held May 2, 1997


To our Stockholders:

     The Board of Directors of Supertel Hospitality, Inc. ("Supertel") solicits your proxy in the form enclosed for use at the Annual Meeting of Stockholders to be held on Friday, May 2, 1997.

     Stockholders of record at the close of business on March 14, 1997 are entitled to vote at the meeting. Supertel at March 14, 1997 had issued and outstanding 4,840,000 shares of common stock. All holders of common stock are entitled to one vote for each share of stock held by them.

     The presence of a majority of the outstanding shares of common stock, represented in person or by proxy at the meeting, will constitute a quorum. Common shares represented by proxies that are marked "abstain" will be counted as shares present for purposes of determining the presence of a quorum. Proxies relating to "street name" shares that are voted by brokers on some matters will be treated as shares present for purposes of determining the presence of a quorum, but will not be treated as shares entitled to vote at the annual meeting on those matters as to which authority to vote is withheld by the broker ("broker non-votes").

     The five nominees receiving the highest vote totals will be elected as directors of Supertel. Accordingly, abstentions and broker non-votes will not affect the outcome of the election of directors. All other matters to be voted on will be decided by the affirmative vote of a majority of the common shares present or represented at the meeting and entitled to vote. On any such matter, an abstention will have same effect as a negative vote. A broker non-vote will not be counted as an affirmative vote or a negative vote because shares held by brokers will not be considered entitled to vote on matters as to which the brokers withhold authority.

     A stockholder giving a proxy may revoke it before the meeting by mailing a signed instrument revoking the proxy to: Secretary, Supertel Hospitality, Inc., 309 North 5th Street, Norfolk, Nebraska, 68701. To be effective, the revocation must be received by the Secretary prior to May 2, 1997. A stockholder may attend the meeting in person, and at that time withdraw his or her proxy and vote in person. This proxy statement is being mailed to stockholders on or about March 25, 1997.

     The cost of solicitation of proxies, including the cost of reimbursing the banks and brokers for forwarding proxies and proxy statements to their principals, will be borne by Supertel.

                              CERTAIN STOCKHOLDERS

     The following table sets forth information relating to the beneficial ownership of Supertel's common stock by each person known to Supertel to be the beneficial owner of more than 5% of the outstanding shares of common stock, by each director, by each executive officer, and by all directors and executive officers as a group.


Name and Address of                      Beneficial           Percent
Beneficial Owner                         Ownership as of      of Class
                                         March 14, 1997
--------------------------------------------------------------------------------

Paul Schulte                             715,651(1)           14.8%(1)
309 North 5th Street
Norfolk, NE 68701

Steve Borgmann                           767,639(1)           15.9%(1)
309 North 5th Street
Norfolk, NE 68701

Loren Steele                               6,000(1)            (2)

Joseph Caggiano                            6,500(1)            (2)

Richard Herink                            25,500(1)            (2)

Troy Beatty                                  200(1)            (2)

KPM Investment Management, Inc.
  10250 Regency Circle
  Omaha, Nebraska 68114                  421,600(3)            8.7%(3)

Wellington Management
  Company, LLP                           467,000(4)            9.7%(4)

All Executive Officers and
Directors as a Group                   1,523,990              31.5%
(6 persons)

----------------------------

(1) Beneficial ownership includes shares owned by spouses and minor children and shares which the persons indicated have the right to acquire through the exercise of stock options as follows: Mr. Steele and Mr. Caggiano, 4,500 shares each; Mr. Schulte and Mr. Borgmann, 10,000 shares each; Mr. Schulte's spouse, 4,000 shares; and Mr. Herink, 3,000 shares. Beneficial ownership also includes shares indirectly owned through corporations as follows: Mr. Schulte, 37,504 shares; and Mr. Borgmann, 82,932 shares.

(2)      Less than 1% of the outstanding common stock.

(3) Based on a Schedule 13G dated February 3, 1997 filed with the Securities and Exchange Commission.

(4) Based on a Schedule 13G dated January 24, 1997 filed with the Securities and Exchange Commission.

                              ELECTION OF DIRECTORS

     Supertel's Board of Directors is composed of five members elected on an annual basis.

     The following table sets forth Supertel's nominees for the Board of Directors. Each nominee is a member of the present Board of Directors. Mr.
Schulte and Mr. Borgmann have served as directors of Supertel since its formation. Mr. Steele and Mr. Caggiano have served as directors since February 1994. Mr. Herink became a director in February 1997. Supertel became subject to the reporting requirements of the Securities Exchange Act of 1934 upon completion of its initial public offering on May 3, 1994. For information concerning the ownership of Supertel common stock by the nominees, see "Certain Stockholders".

PAUL J. SCHULTE

          Mr. Schulte, age 63, is President and Chief Executive Officer of Supertel. Mr. Schulte has been involved in acquiring, developing, owning, managing and operating economy motels for Supertel or its predecessors since 1978.

STEVE H. BORGMANN

          Mr. Borgmann, age 51, is Executive Vice President and Chief Operating Officer of Supertel. Mr. Borgmann has been involved in acquiring, developing, owning, managing and operating economy motels for Supertel or its predecessors since 1978.

LOREN STEELE

          Mr. Steele, age 56, is a director of Super 8 Motels, Inc., a wholly-owned subsidiary of Hospitality Franchise Systems, Inc. (a publicly- owned franchisor of hotels and motels). Mr. Steele is also Chairman of the International Franchise Association. From 1988 through April 1993, Mr. Steele was Vice Chairman and Chief Executive Officer of Super 8 Enterprises Motel System, Inc. (franchisor of Super 8 Motels).

JOSEPH CAGGIANO

          Mr. Caggiano, age 71, has served as Vice Chairman Emeritus of Bozell, Jacobs, Kenyon & Eckhardt, Inc. from 1991 to the present. From 1974 to 1991, Mr. Caggiano served as Chief Financial Officer and Vice Chairman of the Board of Bozell & Jacobs (advertising and public relations). Mr. Caggiano is also a director of First Omaha Funds.

RICHARD HERINK

          Mr. Herink, age 43, became Executive Vice President of Supertel in August 1995. From April 1993 to August 1995, he was Executive Vice President of FirsTier Bank, N.A., Norfolk. Prior to April 1993, he was a Division President with Farm Credit Services of the Midlands.

     The proxies will be voted for the election of these nominees; however, in the event any nominee should become unavailable, which the Board of Directors has no reason to believe will be the case, the proxy holders will have discretionary authority in that instance to vote the proxies for a substitute.

                       DIRECTOR MEETINGS AND COMPENSATION

     The Board of Directors meets on a regularly scheduled basis. The Board of Directors met six times during 1996. The Board of Directors has assigned certain responsibilities to committees. Supertel does not have a standing Nominating Committee.

     The Audit Committee, which met four times in 1996, is responsible for recommending the appointment of Supertel's independent public accountants, reviewing the scope of the audits recommended by the independent public accountants, and consulting with the independent public accountants on a periodic basis on matters relating to financing controls and procedures. Members of the Audit Committee are Joseph Caggiano (Chairman) and Loren Steele.

     The Compensation Committee, which met five times in 1996, determines the amounts and types of remuneration to be paid to management employees and administers compensation plans for management employees. Members of the Compensation Committee are Loren Steele (Chairman) and Joseph Caggiano.

     Directors who are not employees of Supertel receives fees of $12,000 per annum plus $750 per board and committee meeting attended (other than meetings by written consent or telephone communications). In addition, each non-employee director receives an option to acquire 1,500 shares of common stock, exercisable at the market price of the shares on the grant date, each year following such director's election at the annual stockholders' meeting.

                           SUMMARY COMPENSATION TABLE

     The following Summary Compensation Table shows compensation paid by Supertel for services rendered during calendar years 1996, 1995 and 1994 for the executive officers of Supertel whose salary and bonus for 1996 exceeded $100,000.


===============================================================================================================================
                                                              Annual Compensation                           Long-Term
                                                                                                          Compensation
===============================================================================================================================
        Name and Principal Position                Year             Salary            Bonus             Number of Options
-------------------------------------------------------------------------------------------------------------------------------
Paul Schulte                                       1996            $250,000            -0-                5,000
  President and                                    1995            $250,000          $10,000              5,000
  Chief Executive Officer                          1994            $250,000          $10,000                -0-
-------------------------------------------------------------------------------------------------------------------------------
Steve Borgmann                                     1996            $250,000            -0-                5,000
  Executive Vice President and                     1995            $250,000          $10,000              5,000
  Chief Operating Officer                          1994            $250,000          $10,000                -0-
-------------------------------------------------------------------------------------------------------------------------------
Richard Herink                                     1996            $132,000            -0-                3,000
  Executive Vice President(1)                      1995            $ 41,015          $ 4,400                -0-
                                                   1994               ---              ---                  ---
===============================================================================================================================

     (1) Mr. Herink became an executive officer of Supertel in August 1995.

                              OPTION GRANTS IN 1996

     The following table sets forth information on grants of stock options during 1996 pursuant to the Supertel 1994 Stock Option Plan to the executive officers named in the Summary Compensation Table. No stock appreciation rights were granted during 1996.

===================================================================================================================================
                                                  Percent of                                      Potential Realizable Value at
                                                 Total Options     Per Share                      Assumed Annual Rates of Stock
                                 Number of        Granted to       Exercise                       Price Appreciation for Option
                                  Options        Employees in        Price                        Term(2)
           Name                 Granted(1)        Fiscal 1996                     Expiration
                                                                                     Date
                                                                                                ===================================
                                                                                                       5%               10%
===================================================================================================================================
       Paul Schulte                5,000             14.4%          $10.75          2-5-06            $33,863           $85,463
-----------------------------------------------------------------------------------------------------------------------------------
      Steve Borgmann               5,000             14.4%          $10.75          2-5-06            $33,863           $85,463
-----------------------------------------------------------------------------------------------------------------------------------
      Richard Herink               3,000              8.6%          $10.75          2-5-06            $20,318           $51,278
===================================================================================================================================

     (1) The options were granted on February 5, 1996 at the then fair market value of Supertel's common stock and became exercisable on February 5, 1997.

     (2) Potential  realizable  value is based on the assumption that the common stock price appreciates at the annual rate shown (compounded  annually) from the date of grant until the end of the ten-year option term. Supertel's common stock price at the end of the ten-year term based on a 5% appreciation would be $17.52 and Supertel's common stock price at the end of the 10- year term based on a 10%
appreciation   would  be  $27.84.  The  numbers  are  calculated  based  on  the requirements  promulgated by the Securities and Exchange Commission.  The actual value,  if any, an executive  may realize will depend on the excess of the stock price  over the  exercise  price on the date the  option  is  exercised  (if the executive  were to sell  the  shares  on the date of  exercise),  so there is no assurance  that the value  realized will be at or near the potential  realizable value as calculated in this table.

               OPTION EXERCISES IN FISCAL 1996 AND YEAR-END VALUES

     The following table sets forth information on aggregate option exercises in 1996 and information with respect to the value of unexercised options to purchase Supertel's Common Stock for the executive officers named in the Summary
Compensation Table.

==================================================================================================================================
                                                                                                    Value of Unexercised In-The-
                            Number of                        Number of Unexercised Options             Money Options Held at
                              Shares                           Held at December 31, 1996                December 31, 1996(1)
                           Acquired on        Value
         Name                Exercise       Realized
                                                                                              ------------------------------------
                                                        --------------------------------------------------------------------------
                                                            Exercisable       Unexercisable       Exercisable       Unexercisable
----------------------------------------------------------------------------------------------------------------------------------
Paul Schulte                   -0-             -0-             5,000              5,000               -0-                -0-
----------------------------------------------------------------------------------------------------------------------------------
Steve Borgmann                 -0-             -0-             5,000              5,000               -0-                -0-
----------------------------------------------------------------------------------------------------------------------------------
Richard Herink                 -0-             -0-              -0-               3,000               -0-                -0-
==================================================================================================================================

(1) Value is common stock closing price on December 31, 1996, less the option exercise price, multiplied by the number of shares.


                       CERTAIN AGREEMENTS AND TRANSACTIONS

     Supertel is a party to employment agreements with Messrs. Schulte, Borgmann and Herink. Each employment agreement is for a term extending through December 31, 1997, is annually renewable thereafter, and requires the executive to refrain from competing with Supertel for one year following termination of employment. Each employment agreement provides for payment of base salary, participation in bonus and option plans to the extent determined by the Compensation Committee, and payment of normal business expenses. If Supertel terminates an executive without cause (as defined in each employment agreement), Supertel is required to pay the executive's base salary for the remaining term of the employment agreement, but in no event for a period of less than twelve months.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Supertel's   executive   compensation   program  is   administered  by  the
Compensation Committee of the Board of Directors (the "Committee"). The Committee is composed of non-employee directors. The Committee's executive compensation policies are designed to provide competitive levels of compensation which integrate pay with Supertel's annual and long-term performance goals, reward above-average corporate performance, and assist Supertel in attracting, motivating and retaining qualified executives.

     The program consists of three components: base salary, annual incentives and long-term incentives. The Committee recommended or established the executive compensation within each of these components during 1996. In determining competitive levels of compensation, the Committee obtains and utilizes information such as executive compensation surveys and comparative analyses of compensation data in proxy statements of others. The Committee intends to structure all executive compensation so that such payments will be deductible under Section 162(m) of the Internal Revenue Code.

     BASE SALARY. The Committee targets base salary for executives at a level comparable to base salaries paid by competitive businesses in the same geographic area. The base salary paid during 1996 to Supertel's chief executive officer and chief operating officer was established prior to the completion of Supertel's initial public offering in May 1994 and has not been increased following such date. The Committee intends to annually review base salaries for executive officers.

     ANNUAL INCENTIVES. The Committee believes that an executive's contribution to net income should form the basis for annual incentives, since such results maximize earnings in the best interests of the corporation. For 1996, the Committee did not authorize any cash bonuses.

     LONG-TERM INCENTIVES. Supertel's long-term incentives for executive officers are provided through stock options under Supertel's 1994 Stock Option Plan. The Committee intends to grant stock options at the prevailing market price of Supertel's common stock, and therefore any option grants will have value only if Supertel's stock price increases. The size of option grants are expected to be based upon competitive practice and position level, the expected contribution of each member of the executive officer group to Supertel's strategic and operational goals, and the Committee's desire to provide certain executive officers with an opportunity to build a meaningful stake in Supertel. Past stock option grants are not considered when determining the number of stock options to grant in a given year.

     The Committee granted options to acquire an aggregate of 34,600 shares to 42 employees during 1996. The grants to executive officers are set forth under "Option Grants in 1996" above. The grants reflect the Committee's policy of issuing stock options for 20% to 25% of the shares authorized under the 1994 Stock Option Plan on an annual basis, and issuing options to Supertel's executive officers at a level substantially above the grants for other employees.

     COMPENSATION OF CHIEF EXECUTIVE OFFICER. The Committee intends to review the compensation of the Chief Executive Officer on an annual basis. During 1996, the Committee did not make any change in the base salary of the Chief Executive Officer from that existing prior to Supertel's initial public offering in May 1994.

                                      Supertel Hospitality, Inc.
                                        Compensation Committee


                                         Loren Steele, Chairman
                                         Joseph Caggiano

                          STOCK PRICE PERFORMANCE GRAPH

     The following performance graph compares the performance of Supertel's common stock to the Total Return Index for the NASDAQ Stock Market-United States Companies (Broad Market Index) and the S & P Hotel/Motel Index. The performance graph shows cumulative stockholder returns. The performance graph assumes the value of the investment in Supertel's common stock and each Index was $100 on May 1, 1994 (immediately prior to the completion of Supertel's initial public offering on May 3, 1994) and that any dividends were reinvested.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC


                          Supertel             Nasdaq             S&P Hotel/
                      Hospitality, Inc.     Composite Index      Motel Index

    DATE               PRICE     INDEX     PRICE      INDEX     PRICE     INDEX

May 1, 1994           $10.00    100.00    $  740.68   100.00   $298.77    100.00

December 31, 1994      12.75    127.50       751.96   101.52    302.00    101.08

December 31, 1995      10.00    100.00     1,052.14   142.05    353.46    118.31

December 31, 1996       9.00     90.00     1,291.03   174.30    407.07    136.25

                    APPROVAL OF THE SUPERTEL 1997 STOCK PLAN

GENERAL

     Supertel's Board of Directors has adopted the Supertel 1997 Stock Plan (the "Plan"), subject to stockholder approval. The Board of Directors recognizes the value of stock incentives in assisting Supertel in the hiring and retaining of management personnel and in enhancing of the long-term mutuality of interest between Supertel stockholders and its directors, officers and employees. Since only 25,500 shares of common stock remain available for grant under Supertel's current stock plan, the Board of Directors has approved the Plan which authorizes the issuance of up to 250,000 shares of Supertel common stock.

     Under the Plan, the Compensation Committee (the "Committee") of the Board may grant stock options, stock appreciation rights, restricted stock and stock bonuses to officers and other employees of Supertel and its subsidiaries. The number of grantees may vary from year to year. The number of employees eligible to participate in the Plan is estimated to be approximately 125. The Committee administers the Plan and its determinations are binding upon all persons participating in the Plan.

     The maximum number of shares of Supertel's common stock that may be issued under the Plan is 250,000. Any shares of common stock subject to an award which for any reason are cancelled, terminated or otherwise settled without the issuance of any common stock are again available for awards under the Plan. The maximum number of shares of common stock which may be issued under the Plan to any one employee shall not exceed 20% of the aggregate number of shares of common stock that may be issued under the Plan. The shares may be unissued shares or treasury shares. If there is a stock split, stock dividend, recapitalization or other relevant change affecting Supertel's common stock, appropriate adjustments may be made by the Committee in the number of shares issuable in the future and in the number of shares and price under all outstanding grants made before the event.

GRANTS UNDER THE PLAN

     Stock Options for Employees. The Committee may grant employees nonqualified options and options qualifying as incentive stock options. The option price of either a nonqualified stock option or an incentive stock option will be the fair market value of the common stock on the date of grant. Options qualifying as incentive stock options must meet certain requirements of the Internal Revenue Code, including the requirement that the aggregate fair market value of the common stock (determined at the time of the grant of the option) with respect to which such options are exercisable for the first time by an employee during any calendar year shall not exceed $100,000. To exercise an option, an employee may pay the option price in cash, or if permitted by the Committee, by withholding shares otherwise issuable on exercise of the option or by delivering other shares of common stock if such shares have been owned by the optionee for at least six months. The term of each option will be fixed by the Committee but may not exceed ten years from the date of grant. The Committee will determine the time or times when each option is exercisable. Options may be made exercisable in installments, and the exercisability of options may be accelerated by the Committee. All outstanding options become immediately exercisable in the event of a change-in-control of Supertel.

     Stock Appreciation Rights. The Committee may grant a stock appreciation right (an "SAR") in conjunction with an option granted under the Plan or separately from any option. Each SAR granted in tandem with an option may be exercised only to the extent that the corresponding option is exercised, and such SAR terminates upon termination or exercise of the corresponding option. Upon the exercise of an SAR granted in tandem with an option, the corresponding option will terminate. SAR's granted separately from options may be granted on such terms and conditions as the Committee establishes. If an employee exercises an SAR, the employee will generally receive a payment equal to the excess of the fair market value at the time of exercise of the shares with respect to which the SAR is being exercised over the price of such shares as fixed by the Committee at the time the SAR was granted. Payment may be made in cash, in shares of Supertel common stock, or any combination of cash and shares as the Committee determines.

     Restricted Stock. The Committee may grant awards of restricted stock to employees under the Plan. The restrictions on such shares shall be established by the Committee, which may include restrictions relating to continued employment and Supertel financial performance. The Committee may issue such restricted stock awards without any cash payment by the employee, or with such cash payment as the Committee may determine. The Committee has the right to accelerate the vesting of restricted shares and to waive any restrictions. All restrictions lapse in the event of a change-in-control of Supertel.

     Stock Bonuses. The Committee may grant a bonus in shares of Supertel common stock to employees under the Plan. Such stock bonuses may be in lieu of cash compensation otherwise payable to such employee, or may be in addition to such cash compensation.

     Director Participation. Each non-employee director will receive under the Plan an annual grant of a nonstatutory stock option to acquire 1,500 shares of common stock exercisable at the fair market value of the common stock on the date of grant. The annual stock option grant will first be made immediately following the 1998 annual stockholders' meeting. Each non-employee director currently receives such an option grant pursuant to the terms of Supertel's 1994 Stock Option Plan.

     Tax Withholding. The Committee may permit an employee to satisfy applicable federal, state and local income tax withholding requirements through the delivery to Supertel of previously-acquired shares of common stock or by having shares otherwise issuable under the Plan withheld by Supertel.

     Other Information. The Board may terminate the Plan at any time but such termination shall not affect any stock options, SAR's, restricted stock or stock bonuses then outstanding under the Plan. Unless terminated by action of the Board, the Plan will continue in effect until December 31, 2006, but awards granted prior to such date will continue in effect until they expire in accordance with their terms. The Board may also amend the Plan as it deems advisable. Amendments which materially modify the requirements for participation in the Plan or increase the number of shares of common stock subject to issuance under the Plan must be submitted to stockholders for approval.

FEDERAL INCOME TAX CONSEQUENCES

     With respect to incentive stock options, if the holder of an option does not dispose of the shares acquired upon exercise of the option within one year from the transfer of such shares to such employee, or within two years from the date the option to acquire such shares is granted, for federal income tax purposes (i) the optionee will not recognize any income at the time of the exercise of the option; (ii) the excess of the fair market value of the shares as of the date of exercise over the option price will constitute an "item of adjustment" for purposes of the alternative minimum tax; and (iii) the difference between the option price and the amount realized upon the sale of the shares by the optionee will be treated as a long-term capital gain or loss. Supertel will not be allowed a deduction for federal income tax purposes in connection with the granting of an incentive stock option or the issuance of shares thereunder.

     With respect to the grant of options which are not incentive stock options, the person receiving an option will recognize no income on receipt thereof. Upon the exercise of the option, the optionee will recognize ordinary income in the amount of the difference between the option price and the fair market value of the shares on the date the option is exercised. Supertel will receive an equivalent deduction at that time.

     With respect to restricted stock awards and bonuses of common stock, an amount equal to the fair market value of the Supertel shares distributed to the employee (in excess of any purchase price paid by the employee) will be includable in the employee's gross income at the time of receipt unless the award is not transferable and subject to a substantial risk of forfeiture as defined in Section 83 of the Internal Revenue Code (a "Forfeiture Restriction"). If an employee receives an award subject to a Forfeiture Restriction, the employee may elect to include in gross income the fair market value of the award. In the absence of such an election, the employee will include in gross income the fair market value of the award subject to a Forfeiture Restriction on the earlier of the date such restrictions lapse or the date the award becomes transferable. Supertel is entitled to a deduction at the time and in the amount income is included in the gross income of an employee.

     With respect to stock appreciation rights, the amount of any cash (or the fair market value of any common stock) received upon the exercise of a stock appreciation right will be subject to ordinary income tax in the year of receipt and Supertel will be entitled to a deduction for such amount.

VOTE REQUIRED

     The favorable vote of the holders of a majority of the outstanding shares of Supertel's common stock present in person or represented by proxy at the meeting is required for approval of the Plan.

                  The Board of Directors recommends a vote FOR the approval of the Supertel 1997 Stock Plan.


                         INDEPENDENT PUBLIC ACCOUNTANTS

     The firm of KPMG Peat Marwick has been appointed by the Board of Directors to conduct the 1997 audit of Supertel's financial statements. The same firm conducted the 1996 audit. The Board of Directors requests stockholder approval of their appointment. A representative of KPMG Peat Marwick will be present at the Annual Stockholders' Meeting and will have the opportunity to make a statement and to respond to appropriate questions.


                              STOCKHOLDER PROPOSALS

     Stockholder proposals intended to be included in Supertel's proxy statement for the 1998 annual meeting must be received by Supertel no later than December 1, 1997 in order for such proposals to be considered for inclusion in Supertel's proxy statement relating to such meeting.

     Supertel's bylaws set forth certain procedures which stockholders must follow in order to nominate a director or present any other business at an annual stockholders' meeting. Generally, a stockholder must give timely notice to the Secretary of Supertel.

     To be timely, such notice must be received by Supertel at 309 North 5th Street, Norfolk, Nebraska, 68701, not less than thirty nor more than sixty days prior to the meeting. The bylaws specify the information which must accompany any such stockholder notice. Details on these provisions of the bylaws may be obtained by any stockholder from the Secretary of Supertel.


                                  OTHER MATTERS

     The Board of Directors does not know of any other matter that may be presented for action an the annual meeting of stockholders. If any other matter or proposal should be presented and should properly come before the meeting for action, the persons named in the accompanying proxy will vote upon such matter and upon such proposal in accordance with their best judgment.

                                    By Order of the Board of Directors


                                    Steve H. Borgmann, Secretary
                                    Supertel Hospitality, Inc.

--------------------------------------------------------------------------------

                           Supertel Hospitality, Inc.

              Proxy for Annual Meeting of Stockholders May 2, 1997


     The undersigned hereby constitutes and appoints Paul Schulte and Steve Borgmann, or either of them, with full power of substitution in each of them, for and on behalf of the undersigned to vote as proxies, as directed and permitted herein at the Annual Meeting of Stockholders of Supertel to be held at The Red Lion Inn, 1616 Dodge Street, Omaha, Nebraska, 68102, on May 2, 1997 at 2:00 p.m. and at any adjournment thereof, upon matters set forth in the Proxy Statement, and, in their judgment and discretion, upon such other business as may properly come before the meeting.

                                     ITEM 1.

Election of Directors - FOR the following nominees for Director: Paul Schulte, Steve Borgmann, Richard Herink, Loren Steele and Joseph
Caggiano.

     VOTE FOR             WITHHOLD          WITHHOLD VOTE FOR
     ALL NOMINEES         VOTE FOR ALL      ONLY THE FOLLOWING
                          NOMINEES          NOMINEE(S):

          |-|                |-|            -----------------------

                                     ITEM 2.

Approval of the 1997 Stock Plan:

          FOR               AGAINST             ABSTAIN

          |-|                 |-|                  |-|

                                     ITEM 3.

Approval of appointment of independent accountants KPMG Peat Marwick for fiscal 1997:

          FOR               AGAINST              ABSTAIN

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THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If properly executed and no direction is made, this proxy will be voted FOR proposals 1, 2 and 3.

Dated this ___ day of _______________, 1997.


Signature______________________________________


Signature______________________________________
         (When signing as attorney, executor, administrator, trustee, guardian or conservator, designate full title. All joint tenants must sign.)
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                                    Appendix
              Pursuant to Instructions to Item 10 of Rule 14a-101

                            SUPERTEL 1997 STOCK PLAN

                                    SECTION 1

                                NAME AND PURPOSE

     1.1 Name. The name of the plan shall be the Supertel 1997 Stock Plan (the "Plan").

     1.2. Purpose of Plan. The purpose of the Plan is to foster and promote the long-term financial success of the Company and increase stockholder value by (a) motivating superior performance by means of stock incentives, (b) encouraging and providing for the acquisition of an ownership interest in the Company by Employees and (c) enabling the Company to attract and retain the services of a management team responsible for the long-term financial success of the Company.


                                    SECTION 2

                                   DEFINITIONS

     2.1 Definitions. Whenever used herein, the following terms shall have the respective meanings set forth below:

         (a)      "Act" means the Securities Exchange Act of 1934, as amended.

         (b) "Award" means any Option, Stock Appreciation Right, Restricted Stock, Stock Bonus, or any combination thereof, including
                  Awards combining two or more types of Awards in a single grant.

         (c)      "Board" means the Board of Directors of the Company.

         (d)      "Code" means the Internal Revenue Code of 1986, as amended.

         (e) "Committee" means the Compensation Committee of the Board, which shall consist of two or more members, each of whom shall be a "non-employee director" within the meaning of Rule 16b-3 as promulgated under the Act.

         (f) "Company" means Supertel Hospitality, Inc., a Delaware corporation (and any successor thereto) and its Subsidiaries.

         (g) "Director Award" means a grant of stock options granted to each Eligible Director pursuant to Section 7.1 without any action by the Board or the Committee.

         (h) "Eligible Director" means a person who is serving as a member of the Board and who is not an Employee.

         (i) "Employee" means any employee of the Company or any of its Subsidiaries.

         (j) "Fair Market Value" means, on any date, the average of the high and low sales prices of the Stock as reported on the National Association of Securities Dealers Automated
                  Quotation system (or on such other recognized market or quotation system on which the trading prices of the Stock are traded or quoted at the relevant time) on such date. In the event that there are no Stock transactions reported on such system (or such other system) on such date, Fair Market Value shall mean the average of the high and low sale prices on the immediately preceding date on which Stock transactions were so reported.

         (k) "Option" means the right to purchase Stock at a stated price for a specified period of time. For purposes of the Plan, an Option may be either (i) an Incentive Stock Option within the meaning of Section 422 of the Code or (ii) a Nonstatutory Stock Option.

         (l) "Participant" means any Employee designated by the Committee to participate in the Plan.

         (m) "Plan" means the Supertel 1997 Stock Plan, as in effect from time to time.

         (n) "Restricted Stock" shall mean a share of Stock granted to a Participant subject to such restrictions as the Committee may determine.

         (o) "Stock" means the Common Stock of the Company, par value $.01 per share.

         (p) "Stock Appreciation Right" means the right, subject to such terms and conditions as the Committee may determine, to receive an amount in cash or Stock, as determined by the Committee, equal to the excess of (i) the Fair Market Value, as of the date such Stock Appreciation Right is exercised, of the number shares of Stock covered by the Stock Appreciation Right being exercised over (ii) the aggregate exercise price of such Stock Appreciation Right.

         (q) "Stock Bonus" means the grant of Stock as compensation from the Company, which may be in lieu of cash compensation otherwise receivable by the Participant or in addition to such cash compensation.

         (r) "Subsidiary" means any corporation or partnership in which the Company owns, directly or indirectly, 50% or more of the total combined voting power of all classes of stock of such corporation or of the capital interest or profits interest of such partnership.

     2.2 Gender and Number. Except when otherwise indicated by the context, words in the masculine gender used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.


                                    SECTION 3

                          ELIGIBILITY AND PARTICIPATION

     Except as otherwise provided in Section 7.1, the only persons eligible to participate in the Plan shall be those Employees selected by the Committee as Participants.


                                    SECTION 4

                             POWERS OF THE COMMITTEE

     4.1 Power to Grant. The Committee shall determine the Participants to whom Awards shall be granted, the type or types of Awards to be granted, and the terms and conditions of any and all such Awards. The Committee may establish different terms and conditions for different types of Awards, for different Participants receiving the same type of Awards, and for the same Participant for each Award such Participant may receive, whether or not granted at different times.

     4.2 Administration. The Committee shall be responsible for the administration of the Plan. The Committee, by majority action thereof, is authorized to prescribe, amend, and rescind rules and regulations relating to the Plan, to provide for conditions deemed necessary or advisable to protect the interests of the Company, and to make all other determinations necessary or advisable for the administration and interpretation of the Plan in order to carry out its provisions and purposes. Determinations, interpretations, or other actions made or taken by the Committee pursuant to the provisions of the Plan shall be final, binding, and conclusive for all purposes and upon all persons.


                                    SECTION 5

                              STOCK SUBJECT TO PLAN

     5.1 Number. Subject to the provisions of Section 5.3, the number of shares of Stock subject to Awards (including Director Awards) under the Plan may not exceed 250,000 shares of Stock. The shares to be delivered under the Plan may consist, in whole or in part, of treasury Stock or authorized but unissued Stock, not reserved for any other purpose. The maximum number of shares of Stock with respect to which Awards may be granted to any one Employee under the Plan is 20% of the aggregate number of shares of Stock available for Awards under Section 5.1.

     5.2 Cancelled, Terminated or Forfeited Awards. Any shares of Stock subject to an Award which for any reason are cancelled, terminated or otherwise settled without the issuance of any Stock shall again be available for Awards under the Plan.

     5.3 Adjustment in Capitalization. In the event of any Stock dividend or Stock split, recapitalization (including, without limitation, the payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to stockholders, exchange of shares, or other similar corporate change, (i) the aggregate number of shares of Stock available for Awards under Section 5.1 and (ii) the number of shares and exercise price with respect to Options and the number, prices and dollar value of other Awards, may be appropriately adjusted by the Committee, whose determination shall be conclusive. If, pursuant to the preceding sentence, an adjustment is made to the number of shares of Stock authorized for issuance under the Plan, a corresponding adjustment shall be made with respect to Director Awards granted pursuant to Section 7.1.


                                    SECTION 6

                                  STOCK OPTIONS

     6.1 Grant of Options. Options may be granted to Participants at such time or times as shall be determined by the Committee. Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Nonstatutory Stock Options. The Committee shall have complete discretion in determining the number of Options, if any, to be granted to a Participant. Each Option shall be evidenced by an Option agreement that shall specify the type of Option granted, the exercise price, the duration of the Option, the number of shares of Stock to which the Option pertains, the exercisability (if any) of the Option in the event of death, retirement, disability or termination of employment, and such other terms and conditions not inconsistent with the Plan as the Committee shall determine.

     6.2 Option Price. Nonstatutory Stock Options and Incentive Stock Options granted pursuant to the Plan shall have an exercise price which is not less than the Fair Market Value on the date the Option is granted.

     6.3 Exercise of Options. Options awarded to a Participant under the Plan shall be exercisable at such times and shall be subject to such restrictions and conditions as the Committee may impose, subject to the Committee's right to accelerate the exercisability of such Option in its discretion. Notwithstanding the foregoing, no Option shall be exercisable for more than ten years after the date on which it is granted.

     6.4 Payment. The Committee shall establish procedures governing the exercise of Options, which shall require that written notice of exercise be given and that the Option price be paid in full in cash or cash equivalents, including by personal check, at the time of exercise or pursuant to any arrangement that the Committee shall approve. The Committee may, in its discretion, permit a Participant to make payment (i) in Stock already owned by the Participant valued at its Fair Market Value on the date of exercise (if such Stock has been owned by the Participant for at least six months) or (ii) by electing to have the Company retain Stock which would otherwise be issued on exercise of the Option, valued at its Fair Market Value on the date of exercise. As soon as practicable after receipt of a written exercise notice and full payment of the exercise price, the Company shall deliver to the Participant a certificate or certificates representing the acquired shares of Stock.

     6.5 Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of any Participant affected thereby, to cause any Incentive Stock Option previously granted to fail to qualify for the Federal income tax treatment afforded under Section 421 of the Code.


                                    SECTION 7

                                 DIRECTOR AWARDS

     7.1 Amount of Award. Each Eligible Director shall receive an annual grant of a Nonstatutory Stock Option to acquire 1,500 shares of Stock exercisable at the Fair Market Value of the Company's common stock on the date of grant; such grant shall be made on the date of and immediately following the annual meeting of stockholders (beginning with the 1998 Annual Stockholders' Meeting). The Nonstatutory Stock Options awarded to a director hereunder shall be appropriately adjusted in the event of any stock changes as described in Section 5.3.

                                    SECTION 8

                            STOCK APPRECIATION RIGHTS

     8.1 SAR's In Tandem with Options. Stock Appreciation Rights may be granted to Participants in tandem with any Option granted under the Plan, either at or after the time of the grant of such Option, subject to such terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine. Each Stock Appreciation Right shall only be exercisable to the extent that the corresponding Option is exercisable, and shall terminate upon termination or exercise of the corresponding Option. Upon the exercise of any Stock Appreciation Right, the corresponding Option shall terminate.

     8.2 Other Stock Appreciation Rights. Stock Appreciation Rights may also be granted to Participants separately from any Option, subject to such terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine.


                                    SECTION 9

                                RESTRICTED STOCK

     9.1 Grant of Restricted Stock. The Committee may grant Restricted Stock to Participants at such times and in such amounts, and subject to such other terms and conditions not inconsistent with the Plan as it shall determine. Each grant of Restricted Stock shall be subject to such restrictions, which may relate to continued employment with the Company, performance of the Company, or other restrictions, as the Committee may determine. Each grant of Restricted Stock shall be evidenced by a written agreement setting forth the terms of such Award.

     9.2 Removal of Restrictions. The Committee may accelerate or waive such restrictions in whole or in part at any time in its discretion.

                                   SECTION 10

                                  STOCK BONUSES

     10.1 Grant of Stock Bonuses. The Committee may grant a Stock Bonus to a Participant at such times and in such amounts, and subject to such other terms and conditions not inconsistent with the Plan, as it shall determine.

     10.2 Effect on Compensation. The Committee may from time to time determine to grant a Stock Bonus in lieu of salary or cash bonuses otherwise payable to a Participant.

                                   SECTION 11

                AMENDMENT, MODIFICATION, AND TERMINATION OF PLAN

     11.1 General. The Board may from time to time amend, modify or terminate any or all of the provisions of the Plan, subject to the provisions of this
Section 11.1. The Board may not change the Plan in a manner which would prevent outstanding Incentive Stock Options granted under the Plan from being Incentive Stock Options without the consent of the optionees concerned. Furthermore, the Board may not make any amendment which would (i) materially modify the requirements for participation in the Plan or (ii) increase the number of shares of Stock subject to Awards under the Plan pursuant to Section 5.1, in each case without the consent and approval of the holders of a majority of the outstanding shares of Stock entitled to vote thereon. No amendment or modification shall affect the rights of any Employee with respect to a previously granted Award, nor shall any amendment or modification affect the rights of any Eligible Director pursuant to a previously granted Director Award.

     11.2 Termination of Plan. No further Options shall be granted under the Plan subsequent to December 31, 2006, or such earlier date as may be determined by the Board.


                                   SECTION 12

                            MISCELLANEOUS PROVISIONS

     12.1 Beneficiary Designation. Each Participant under the Plan may from time to time name any beneficiary or beneficiaries (who may be named contingent or successively) to whom any benefit under the Plan is to be paid or by whom any right under the Plan is to be exercised in case of his death. Each designation will revoke all prior designations by the same Participant shall be in a form prescribed by the Committee, and will be effective only when filed in writing with the Committee. In the absence of any such designation, Awards outstanding at death may be exercised by the Participant's surviving spouse, if any, or otherwise by his estate, subject to the terms and conditions of the Award.

     12.2 No Guarantee of Employment or Participation. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company or any Subsidiary. No Employee shall have a right to be selected as a Participant, or, having been so selected, to receive any future Awards.

     12.3 Tax Withholding. The Company shall have the power to withhold, or require a Participant or Eligible Director to remit to the Company, an amount sufficient to satisfy federal, state, and local withholding tax requirements on any Award under the Plan, and the Company may defer issuance of Stock until such requirements are satisfied. The Committee may, in its discretion, permit a Participant to elect, subject to such conditions as the Committee shall impose, (i) to have shares of Stock otherwise issuable under the Plan withheld by the Company or (ii) to deliver to the Company previously acquired shares of Stock, in each case having a Fair Market Value sufficient to satisfy all or part of the Participant's estimated total federal, state and local tax obligation associated with the transaction.

     12.4 Change of Control. On the date of a Change of Control, all outstanding options and stock appreciation rights shall become immediately exercisable and all restrictions with respect to Restricted Stock shall lapse. "Change of Control" shall mean:

         (i) The acquisition (other than from the Company) by any person, entity or "group", within the meaning of Section 13(d)(3) or 14(d)(2) of the Act (excluding any acquisition or holding by (i) the Company or its subsidiaries or (ii) any employee benefit plan of the Company or its subsidiaries which acquires beneficial ownership of voting securities of the Company) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of 50% or more of either the then outstanding shares of common stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors; or

         (ii) Individuals who, as of the date hereof, constitute the Board (as of the date hereof the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for the election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be, for purposes of this Plan, considered as though such person were a member of the Incumbent Board; or

         (iii) Approval by the stockholders of the Company of a reorganization, merger or consolidation, in each case, with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities, or a liquidation or dissolution of the Company or of the sale of all or substantially all of the assets of the Company.

     12.5 Company Intent. The Company intends that the Plan comply in all respects with Rule 16b-3 under the Act, and any ambiguities or inconsistencies in the construction of the Plan shall be interpreted to give effect to such intention.

     12.6 Requirements of Law. The granting of Awards and the issuance of shares of Stock shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or securities exchanges as may be required.

     12.7 Effective Date. The Plan shall be effective upon its adoption by the Board subject to approval by the affirmative vote of the holders of a majority of the shares of Stock present in person or by proxy at a stockholders' meeting.

     12.8 Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware.